Exhibit 10.1

Termination Agreement
to
Master Clinical Services Agreement
and
Work Order No. 1 and 2
(also referred to as Work Order A and B)

DATED	29 May 2009 (the “Effective Date”)

BETWEEN	Neurobiological Technologies, Inc., 2000 Powell Street, Suite 800, Emeryville, California 94608 USA (“Sponsor”)

AND	ICON Clinical Research Limited of South County Business Park, Leopardstown, Dublin 18, Ireland (“Service Provider”).

WHEREAS:

A.	The parties entered into a Master Clinical Services Agreement for Services dated 16th January 2007 (the “Agreement”).

B.	Thereafter the parties entered into a Work Order No. 1, dated the 16th of May 2007, concerning a study known as “Study of Acute ViprinexTM for Emergency Stroke: A Randomized, Double-Blind, Placebo-Controlled Study of Ancrod (ViprinexTM) in Subjects Beginning Treatment within 6 Hours of the Onset of Acute, Ischemic Stroke (ASP-1)”, Protocol NTI-ASP-0502” (the “Work Order No. 1”), as amended by Change Order No. 1 dated the 9th November 2007 (“Study No. 1”).

C.	Thereafter the parties entered into a Work Order No. 2, dated the 16th of May 2007, concerning a study known as “ASP-II (Ancrod in Stroke program – II): A Randomized, Double-Blind, Placebo-Controlled Study of Ancrod (ViprinexTM) for Emergency Stroke: A Randomized, Double-Blind, Placebo-Controlled Study of Ancrod (ViprinexTM) in Subjects Beginning Treatment within 6 Hours of the Onset of Acute, Ischemic Stroke”, Protocol NTI-ASP-0503” (the “Work Order No. 2”) as amended by Change Order No. 1 dated the 9th November 2007 (“Study No. 2”).

D.	The parties also now wish to terminate the Agreement and Work Order No.1 and Work No. 2 (collectively the “Work Orders”), as well as any and all Change Orders to the Work Orders, subject to the terms and conditions set forth in this Termination Agreement

In consideration of the premises and mutual promises and covenants herein contained, the adequacy of which is acknowledged by each of the parties, IT IS AGREED BY THE PARTIES AS FOLLOWS:

1.        Termination of Agreement and Work Orders. The parties agree that the Work Orders were terminated effective as of December 17, 2008. The parties further agree that the

Agreement is terminated and shall be of no further force and effect, except as expressly set forth herein, as of the Effective Date.

2.        Reconciliation, Final Payment and Settlement of Financial Obligations. In connection with the termination of Study No.1 and Study No. 2 (collectively known as the “Studies”) effective 17th December 2008 and the reconciliation of all costs associated with the services related to those Studies, the parties have agreed to the following settlement in order to complete the termination process relating to the Studies and the Work Orders.

In full satisfaction and settlement of any and all of payments owed to Service Provider relating to the Studies and the Work Orders (including, without limitation, all achieved bonus targets and fees for Services, whether invoiced or uninvoiced), Sponsor will make a final payment in the amount of $900,000 to Service Provider within 5 business days of the execution of this Termination Agreement (the “Final Payment”). Service Provider agrees that, except for payment of certain pass-through costs as set forth in section 3 below, Sponsor shall not be required to make any further payments for the Studies once the Final Payment is made.

3.        Pass Through Costs. Service Provider estimates that the remaining pass-through costs are less than $10,000 for Studies No. 1 and 2. Sponsor agrees to pay these pass-through costs in accordance with Section 3.5 of the Agreement.

4.        Survival. The parties agree that after the Effective Date, Sections 2.14, 2.15, 3.5, 4.1, 4.3, 5, 7, 9, 11.4, 11.12, 11.14, 11.15 and 11.16 of the Agreement will survive and remain in full force and effect.

5.        Notice. Any notices given hereunder shall be sent by facsimile, or email, with a confirmation copy via overnight courier to the following addresses (or such other address as a party may designated as a notice address in a prior written notice to the other party) and shall be deemed delivered when received (or if received on a weekend or holiday, on the next business day) as follows:

If to Sponsor:              Neurobiological Technologies, Inc.

2000 Powell Street, Suite 800
Emeryville, CA 94608
Attention: Matthew M. Loar, Vice President & Chief Financial Officer
Telephone: 510.595.6000
Fax: 510.595.6006
Email: loar@ntii.com

With a copy to:           Goodwin Procter LLP

4365 Executive Drive, Suite 300
San Diego, CA 92121
Attention: Stephen C. Ferruolo
Telephone: 858.202.2710
Fax: 858.457.1255
Email: sferruolo@goodwinprocter.com

If to Service Provider: ICON Clinical Research Limited

 South County Business Park, Leopardstown
 Dublin, Ireland
 Attention: Legal Affairs
 Telephone: 00-353-1-2912000
 Fax: 00-353-1-2912700 (Generic)
 00-353-1-2912737 (Commercial Affairs)
 Email: commercialaffairsirl@iconirl.com

Accepted and Agreed by:

NEUROBIOLOGICAL                                                              ICON CLINICAL RESEARCH LIMITED
TECHNOLOGIES, INC.

By:       /s/ Matthew M. Loar

By:      /s/ Brendan Harte

Name: Matthew M. Loar

Name: Brendan Harte

Title:   CFO

Title:    VP of Finance

Date:  5/29/2009

Date:    29.05.09